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                                                                    EXHIBIT 10.3

                          CENTERGISTIC SOLUTIONS, INC.

                              CONSULTING AGREEMENT

         This Consulting Agreement (this "Agreement") is made and entered into as of July 1, 2003 by and between Centergistic Solutions, Inc., ("Company"), a California Corporation with offices located at 2045 W. Orangewood Ave., Orange, CA 92868 and Hanover Capital Corp, ("Consultant"), a Nevada Corporation with offices located at 38 Buckskin Road, Bell Canyon, CA 91307.

1.       ENGAGEMENT AND RESPONSIBILITIES

           1.1 Upon the terms and subject to the conditions set forth in this Agreement, Centergistic Solutions, Inc. hereby engages Consultant as a consultant, and Consultant accepts such engagement. Unless Centergistic Solutions, Inc. consents otherwise, Consultant agrees that James E. Hock shall be primarily responsible for the services of Consultant under this Agreement.

           1.2 The Consultant acknowledges that the company desires to accomplish the following agenda and Consultant agrees to assist and advise in each area enumerated herein as requested and directed by company or other objectives as may be defined by Company from time to time:

                a. Company seeks to raise up to $250,000 through a private placement or other transaction.

                b. Upon listing of Company shares on a stock exchange, Company wishes to create a public awareness of the stock issue via the Internet, broker dealer relations, use of financial news networks, and other investor relations strategy.

                c. Company intends to raise an additional two to five million dollars that will enable the company to pursue various forms of financing either through a private placement, a secondary offering, or funding from various institutions or pension funds.

                d. Company intends to pursue a merger and acquisition strategies.

           1.3 In addition to assisting Company as described in paragraph above, Consultant's duties and responsibilities shall include assistance in identifying; developing and promoting the formation of relationships with Persons that may be beneficial to Centergistic Solutions, Inc. These relationships would include potential strategic partners, merger or acquisition candidates, customers, business contacts, employees, agents, consultants, broker dealers or other valuable contacts for Company. Consultant shall not be obligated to spend any fixed or minimum number of hours in the performance of its duties pursuant to this Agreement

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         1.4 Company acknowledges that Consultant retains the right to provide consulting services to other Persons and nothing in this Agreement shall be construed to limit or restrict Consultant in conducting such business with respect to others, or in rendering advice to others or conducting any other business.

         1.5 The Company acknowledges that Consultant is not a broker dealer and will not partake in the following activities:

                a.  Provide valuations.

                b. Negotiate or advise as to the structure or terms of an offering of securities.

                c.  Participate in negotiations with third-party investors.

                d.  Perform due diligence for broker dealers.

                e. Participate in the preparation or distribution of documents relating to a securities offering.

                f.  Participate in the distribution of securities.

2.       DEFINITIONS

         "Person" shall means an individual, corporation, partnership, limited liability company or partnership, association, trust, government or governmental agency, or other entity.

3.       COMPENSATION; REIMBURSEMENT OF EXPENSES

Consultant's compensation is fixed and will not be percentage based in relation to any type of securities offering.

Consultant's compensation package will be as follows:

1. No retainer is due for the first month's services. A retainer fee of $5,000 per month will be due thereafter. The retainer fee will include all of consultant's costs and expenses.

2. Company agrees to issue to Consultant a total of 300,000 restricted shares conditioned upon a new capital structure of the Company being created in which a minimum of 10 million shares are issued and outstanding and under the following terms. These shares will have piggyback registration rights but will not have anti-dilution rights.

         i) Upon initiation of an SB2 registration statement, Company agrees to issue to Consultant 100,000 shares to be awarded upon acceptance/approval of the SB2 registration statement by the SEC.

         ii) Upon filing of an SB2 registration statement with the SEC, Company agrees to issue to Consultant 200,000 shares to Consultant.

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         iii)     All shares issued to Consultant shall be subject to a lock up agreement for the 12 month period following their issuance.

3. Company agrees, from time to time upon request, to reimburse Consultant for unusual out-of-pocket expenses and disbursements incurred in connection with this retention, only after expenses have been approved in writing by Company prior to incurring said unusual expenses.

4.       TERM OF ENGAGEMENT

             2.1 Consultant's engagement pursuant to this Agreement shall commence on the date hereof and shall terminate on the earlier to occur of the following:

                 2.1.1 The term of the contract will be 12 months, which can be cancelled by any party at any time with 10 days written notice prior to the end of each monthly period.

                 2.1.2 Upon the date set forth in a written notice of termination delivered by Centergistic Solutions, Inc. to Consultant, which date shall not be prior to 10 days from the date of delivery of the notice.

5.       INDEMNIFICATION

         Centergistic Solutions, Inc. agrees to indemnify and hold harmless Consultant and its directors, officers, agents and employees, and each other person, if any, controlling Consultant ("Indemnified Parties"), from and against any losses, claims, damages or liabilities (or actions, including shareholder actions, in respect thereof) related to or arising out of this engagement, the Financing and Consultant's actions pursuant to this Agreement, and will reimburse the Indemnified Parties for all expenses (including counsel fees and court costs) as they are incurred by the Indemnified Parties in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which the Indemnified Party is a party. If a claim for indemnification hereunder is to be made by any party entitled to be indemnified hereunder, such party shall provide prompt written notice to Centergistic Solutions, Inc. of the commencement of such action or assertion of such claim, but the failure to give such notice shall not affect any obligation of Centergistic Solutions, Inc. to indemnify such party, except to the extent (and only to the extent) that Consumer Direct of America is materially prejudiced in its defense. Centergistic Solutions, Inc. will not, however, be responsible for any claims, liabilities, losses, damages or expenses which are determined to have resulted from Consultants' bad faith or willful misconduct. Centergistic Solutions, Inc. also agrees that no Indemnified Party shall have any liability to Centergistic Solutions, Inc. for or in connection with such engagement except for any such liability for losses, claims, damages, liabilities or expenses incurred by Centergistic Solutions, Inc. that is determined to have resulted from Consultants' bad faith or willful misconduct. The foregoing indemnification shall be in addition to any rights that any Indemnified Party may have at common law or otherwise, including, but not limited to, any rights to contribution.

         Consultant agrees to indemnify and hold harmless Company and its directors, officers, agents and employees, and each other person, if any, controlling Company ("Indemnified Parties"), from and against any losses, claims, damages or liabilities (or actions, including shareholder actions, in respect thereof) related to or arising out of this engagement, the Financing

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and Company's actions pursuant to this Agreement, and will reimburse the
Indemnified Parties for all expenses (including counsel fees and court costs) as they are incurred by the Indemnified Parties in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which the Indemnified Party is a party. If a claim for indemnification hereunder is to be made by any party entitled to be indemnified hereunder, such party shall provide prompt written notice to Consultant of the commencement of such action or assertion of such claim, but the failure to give such notice shall not affect any obligation of Consultant to indemnify such party, except to the extent (and only to the extent) that Consumer Direct of America is materially prejudiced in its defense. Consultant will not, however, be responsible for any claims, liabilities, losses, damages or expenses which are determined to have resulted from Company's bad faith or willful misconduct. Consultant also agrees that no Indemnified Party shall have any liability to Consultant for or in connection with such engagement except for any such liability for losses, claims, damages, liabilities or expenses incurred by Consultant that is determined to have resulted from Company's bad faith or willful misconduct. The foregoing indemnification shall be in addition to any rights that any Indemnified Party may have at common law or otherwise, including, but not limited to, any rights to contribution.

6.       CORPORATE OBLIGATION

         The obligations of Consultant are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Consultant shall be subject to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of any other party to this Agreement.

         The obligations of Company are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Company shall be subject to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of any other party to this Agreement.

7.       MISCELLANEOUS

                  7.1 Notices. All notices, requests, demands and other communications (collectively, "Notices") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page of this Agreement. Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails.

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                  7.2      Change Notice. Any party may from time to time change
                  its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section

                  7.3 Entire Agreement. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, related to the subject matter of this Agreement are hereby merged herein.

                  7.4 Waiver and Amendment. No provision of this Agreement may be waived unless in writing signed by all the parties to this Agreement, and waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended only by a written agreement executed by all of the parties to this Agreement.

                  7.5 Governing Law. This Agreement shall be construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law thereof.

                  7.6 Arbitration. Parties agree to submit any and all disputes under this agreement to binding arbitration in Orange County, California.

                  7.7 Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  7.8 Captions. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

                  7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  7.10 Attorneys' Fees. If any action or proceeding is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover as an element of its costs, and not its damages, reasonable attorneys' fees to be fixed by the court. The prevailing party is the party who is entitled to recover the costs of its action or proceeding, whether or not such action or proceeding proceeds to final judgment. A party not entitled to recover its costs of suit may not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.

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                  7.11     Judicial Interpretation. Should any provision of this
                  Agreement or any of the warrants require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof or thereof shall be more strictly construed against any person by reason of the rule of construction that a document is to be construed more strictly against the person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

         In Witness Whereof, the parties have executed this Agreement as of the date first above written.

                                    Centergistic Solutions, Inc.

                                    2045 W. Orangewood Avenue

                                    Orange, CA 92868

                                    By: /s/ Ricardo G. Brutocao
                                        ------------------------------------
                                        Ricardo G. Brutocao, President, CEO

                                    Hanover Capital Corporation

                                    38 Buckskin Road

                                    Bell Canyon, CA 91307

                                    By: /s/ James E. Hock
                                        ------------------------------------
                                        James E. Hock, President

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                             2045 West Orangewood Avenue - Orange, CA 92868-1944
                                             (714) 935-9000 - FAX (714) 935-9090
                                                            www.centergistic.com

[CENTERGISTIC SOLUTIONS(TM) LOGO]
                                                                            COPY

Wednesday, June 18, 2003

James E. Hock, President
Hanover Capital Corporation
38 Buckskin Road
Bell Canyon, CA 91307

Dear Jim,

Here are two copies each of both the Sponsorship for Tradeability Agreement and the Centergistic Solutions, Inc. Consulting Agreement. I have executed both copies of each agreement. These agreements are just as we discussed yesterday by phone and I have printed then off as you requested.

Please fill in the one blank on each agreement, which recites the state in which Hanover is incorporated. Then please sign a copy and return to me so that I too will have an original of each agreement.

We look forward to entering into a successful venture with you. As you may know, I have now been contacted by Rowland Day and have an appointment with him next Tuesday to begin the legal work you have requested.

Please keep me posted on your activities as to how our deal I progressing.

Sincerely,

/s/ Ric Brutocao
Ric Brutocao